AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED SEPTEMBER 25, 2019 Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of February 24, 2023: Name of Fund Annual Supervision and Admin Fee Date Fund Approved by Board Date Board Approved Continuance of I/A/A Date Fund Commenced Operations Global X Thematic Growth ETF 0.50% November 13, 2018 November 11, 2022 October 25, 2019 Global X Alternative Income ETF 0.50% March 10, 2015 November 11, 2022 July 13, 2015 Global X Blockchain & Bitcoin Strategy ETF 0.65% September 17, 2021 November 11, 2022 November 15, 2021 Global X Carbon Credits Strategy ETF November 11, 2022 Global X Gold Income ETF February 24, 2023 * Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund. [SIGNATURES TO FOLLOW]

GLOBAL X FUNDS /s/ Susan Lively By: Susan Lively Title: Secretary GLOBAL X MANAGEMENT COMPANY LLC /s/ Susan Lively By: Susan Lively Title: General Counsel